FOR IMMEDIATE RELEASE
Contact: Philip Forbis
(502) 394-1094
Philip.Forbis@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2023 SECOND QUARTER RESULTS
LOUISVILLE, Ky. (July 26, 2023) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI") today reported business results for the second quarter ended June 30, 2023.
Company Highlights
•Second quarter results:
–Record net revenue of $768.5 million compared to $582.5 million in second quarter 2022
–Net income of $143.0 million compared to $339.3 million in second quarter 2022
–Record Adjusted EBITDA of $363.7 million compared to $291.2 million in second quarter 2022
•Our Live and Historical Racing segment delivered all-time record revenue and Adjusted EBITDA, with revenue up 48% and Adjusted EBITDA up 36% compared to the second quarter of 2022
–Churchill Downs Racetrack ran the 149th Kentucky Derby with record Derby Week all-sources handle, record Derby Week contribution to Adjusted EBITDA, and the debut of the new First Turn Experience
–We opened a new 123-room hotel, chop house, bourbon bar, and sports bar at Derby City Gaming and Hotel in Louisville, Kentucky in June 2023
•Our Gaming segment delivered record second quarter revenue and Adjusted EBITDA, with revenue up 34% and Adjusted EBITDA up 16% compared to the second quarter of 2022
•We closed an offering of $600 million of 6.750% senior notes due 2031 on April 25, 2023
•Effective May 22, 2023, the Company's common stock was split two-for-one with a proportionate increase in the number of its authorized shares of common stock

CONSOLIDATED RESULTS

	Second Quarter
(in millions, except per share data)	2023	2022

Net revenue	$768.5	$582.5
Net income	$143.0	$339.3
Diluted EPS (a)	$1.86	$4.39
Adjusted EBITDA(b)	$363.7	$291.2

(a) The number of shares have been adjusted for the stock split.
(b) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments. All comparisons discussed below are referencing the second quarter of 2023 as compared to the second quarter of 2022.

Live and Historical Racing

	Second Quarter
(in millions)	2023	2022

Revenue	$408.0	$275.9
Adjusted EBITDA	223.5	163.9
For the second quarter of 2023, revenue increased $132.1 million due to a $94.6 million increase attributable to the Virginia properties acquired in the P2E Transaction, a $20.5 million increase due to a record-breaking Derby Week at Churchill Downs Racetrack, a $12.0 million increase attributable to the properties acquired in the Ellis Park and Chasers Transactions, a $10.3 million increase primarily due to the opening of Turfway Park in Northern Kentucky in September 2022, a $3.5 million increase from our Oak Grove property in Southwestern Kentucky, and a $1.1 million increase from our Derby City Gaming property in Louisville. These increases were partially offset by a $9.9 million decrease for non-Derby Week racing operations primarily due to the decision to move a portion of the Churchill Downs Racetrack Spring Meet to Ellis Park in June 2023.
Adjusted EBITDA increased $59.6 million due to a $43.7 million increase attributable to the Virginia properties acquired in the P2E Transaction, a $16.8 million increase due to a record-breaking Derby Week at Churchill Downs Racetrack, and a $2.8 million increase due to continued growth at our Oak Grove property in Southwestern Kentucky. The remaining properties contributed a $1.9 million increase in Adjusted EBITDA. These increases were partially offset by a $5.6 million decrease for non-Derby Week racing operations primarily due to the decision to move a portion of the Churchill Downs Racetrack Spring Meet to Ellis Park in June 2023.
TwinSpires

	Second Quarter
(in millions)	2023	2022

Revenue	$139.1	$138.5
Adjusted EBITDA	33.9	33.9
For the second quarter of 2023, revenue increased $0.6 million primarily due to a $3.4 million increase in revenue related to Horse Racing primarily from United Tote which reflects the portion of the B2B Horse Racing expansion strategy associated with totalisator fees. This increase was partially offset by a $2.8 million reduction in Sports and Casino revenue due to the decision to exit the direct online Sports and Casino business in the first quarter of 2022.
Adjusted EBITDA was flat for the comparative periods. Sports and Casino Adjusted EBITDA was up $1.9 million as a result of an increase from retail sports betting and from significant cost reductions associated with the exit of the direct online Sports and Casino business in the first quarter of 2022. United Tote Adjusted EBITDA was up $2.0 million primarily as a result of the incremental revenue from the B2B Horse Racing expansion strategy associated with totalisator fees. These increases were offset by a $3.9 million reduction in TwinSpires Adjusted EBITDA as a result of lower retail Horse Racing handle due to industry race day cancellations and the decision to move a portion of the Churchill Downs Racetrack Spring Meet to Ellis Park in June 2023 as well as higher content related expenses and higher advance deposit wagering taxes in certain jurisdictions.
Gaming

	Second Quarter
(in millions)	2023	2022

Revenue	$247.9	$184.5
Adjusted EBITDA	123.4	106.8
For the second quarter of 2023, revenue increased $63.4 million primarily due to a $68.6 million increase attributable to the New York and Iowa properties acquired in the P2E Transaction, partially offset by a $5.2 million net decrease from our other gaming properties.
Adjusted EBITDA increased $16.6 million driven by a $21.4 million increase attributable to the New York and Iowa properties acquired in the P2E Transaction, partially offset by a $4.8 million decrease from our other gaming properties.
All Other

	Second Quarter
(in millions)	2023	2022

Revenue	$0.2	$0.5
Adjusted EBITDA	(17.1)	(13.4)
For the second quarter of 2023, Adjusted EBITDA decreased $3.7 million primarily driven by increased corporate compensation and benefits related expenses.

CAPITAL MANAGEMENT
2031 Senior Notes
On April 25, 2023, the Company closed an offering of $600 million in aggregate principal amount of its 6.750% senior notes due 2031. The Company used a portion of the net proceeds from the offering to repay indebtedness outstanding under its Term Loan B Facility due 2024 and to fund related transaction fees and expenses, and intends to use the remainder of the proceeds for working capital and other general corporate purposes.
Two-for-One Stock Split
Effective May 22, 2023, the Company's common stock was split two-for-one with a proportionate increase in the number of its authorized shares of common stock.

NET INCOME
The Company's second quarter of 2023 net income was $143.0 million compared to $339.3 million in the prior year quarter.
The following impacted the comparability of the Company's second quarter net income:
•$193.6 million after-tax gain on the sale of the Calder property in 2022;
•$18.5 million after-tax increase in costs in 2023 due to Presque Isle impairment;
•$6.0 million after-tax net increase in all other nonrecurring expenses.
Excluding the items above, second quarter 2023 net income increased $21.8 million primarily due to the following:
•$43.9 million after-tax increase primarily driven by the results of our operations;
•Partially offset by a $22.1 million after-tax increase in interest expense associated with higher outstanding debt balances.

Conference Call
A conference call regarding this news release is scheduled for Thursday, July 27, 2023 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, July 27, 2023. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at http://www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, a0djusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
–Acquisition, disposition, and property sale related charges;
–Direct online Sports and Casino business exit costs; and
–Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;

•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from:
–The impact of changes in fair value of interest rate swaps; and
–Legal reserves and transaction costs;
•Asset impairments;
•Gain on property and asset sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses.
On June 26, 2023, the Company's management agreement for Lady Luck Casino Nemacolin expired and was not renewed. The Company completed the sale of substantially all of its assets at Lady Luck Casino Nemacolin for an immaterial amount.
As of December 31, 2021, Arlington ceased racing and simulcast operations and the property was sold on February 15, 2023 to the Chicago Bears. Arlington's results and exit costs in 2022 and 2023 are treated as an adjustment to EBITDA.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (NASDAQ: CHDN) has been creating extraordinary entertainment experiences for nearly 150 years, beginning with the company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the development of live and historical racing entertainment venues, the growth of the TwinSpires horse racing online wagering business and the operation and development of regional casino gaming properties. More information is available at http://www.churchilldownsincorporated.com.
This news release contains various “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words or similar expressions (or negative versions of such words or expressions).
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; additional or increased taxes and fees; the impact of the novel coronavirus (COVID-19) pandemic, including the emergence of variant strains, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; loss of key or highly skilled personnel, as well as general disruptions in the general labor market; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine (HRM) manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our TwinSpires Sports and Casino business and effectively compete; online security risk, including cyber-security breaches, or loss or misuse of our stored information as a result of a breach including customers’ personal information could lead to government enforcement actions or other litigations; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify, complete, or fully realize the benefits of our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or other similar laws and regulations, or applicable anti-money laundering regulations; payment-related risks, such as risk associated with fraudulent credit card or debit card use; work stoppages and labor problems; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increases to interest rates (due to inflation or otherwise), disruption in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and any inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per common share data)	2023	2022	2023	2022
Net revenue:
Live and Historical Racing	$385.0	$260.9	$599.4	$346.9
TwinSpires	137.4	136.8	232.2	237.1
Gaming	245.9	184.3	495.9	361.6
All Other	0.2	0.5	0.5	1.0
Total net revenue	768.5	582.5	1,328.0	946.6
Operating expense:
Live and Historical Racing	204.2	121.4	347.5	189.1
TwinSpires	80.7	90.2	146.4	165.1
Gaming	179.2	128.8	352.7	254.0
All Other	5.7	2.8	10.7	5.9
Selling, general and administrative expense	48.1	38.4	100.4	74.3
Asset impairments	24.5	—	24.5	4.9
Transaction expense, net	0.5	1.2	0.3	6.2
Total operating expense	542.9	382.8	982.5	699.5
Operating income	225.6	199.7	345.5	247.1
Other (expense) income:
Interest expense, net	(65.2)	(35.1)	(129.9)	(56.4)
Equity in income of unconsolidated affiliates	38.8	40.5	77.1	73.0
Gain on sale of assets	—	274.6	114.0	274.6
Miscellaneous, net	—	0.2	1.4	0.2
Total other (expense) income	(26.4)	280.2	62.6	291.4
Income from operations before provision for income taxes	199.2	479.9	408.1	538.5
Income tax provision	(56.2)	(140.6)	(109.4)	(157.1)
Net income	$143.0	$339.3	$298.7	$381.4

Net income per common share data:
Basic net income	$1.90	$4.45	$3.97	$4.99
Diluted net income	$1.86	$4.39	$3.90	$4.92
Weighted average shares outstanding(a):
Basic	75.3	76.2	75.3	76.4
Diluted	76.9	77.2	76.5	77.4

(a) The number of shares have been adjusted for the stock split.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$374.0	$129.8
Restricted cash	67.1	74.9
Accounts receivable, net	79.5	81.5
Income taxes receivable	—	14.0
Other current assets	62.6	44.3
Total current assets	583.2	344.5
Property and equipment, net	2,229.9	1,978.3
Investment in and advances to unconsolidated affiliates	644.8	659.4
Goodwill	722.9	723.8
Other intangible assets, net	2,364.9	2,391.8
Other assets	32.9	27.0
Long-term assets held for sale	—	82.0
Total assets	$6,578.6	$6,206.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$164.2	$145.5
Accrued expenses and other current liabilities	359.1	361.0
Income taxes payable	29.9	2.1
Current deferred revenue	25.8	39.0
Current maturities of long-term debt	68.0	47.0
Dividends payable	1.0	27.0
Total current liabilities	648.0	621.6
Long-term debt, net of current maturities and loan origination fees	1,482.6	2,081.6
Notes payable, net of debt issuance costs	3,068.8	2,477.1
Non-current deferred revenue	9.5	11.8
Deferred income taxes	373.2	340.8
Other liabilities	142.7	122.4
Total liabilities	5,724.8	5,655.3
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	8.0	—
Retained earnings	846.7	552.4
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholders' equity	853.8	551.5
Total liabilities and shareholders' equity	$6,578.6	$6,206.8

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended June 30,
(in millions)	2023	2022
Cash flows from operating activities:
Net income	$298.7	$381.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79.7	51.2
Distributions from unconsolidated affiliates	91.7	77.9
Equity in income of unconsolidated affiliates	(77.1)	(73.0)
Stock-based compensation	16.7	14.4
Deferred income taxes	32.4	20.4
Asset impairments	24.5	4.9
Amortization of operating lease assets	3.5	2.7
Gain on sale of assets	(114.0)	(274.6)
Other	3.6	2.9
Changes in operating assets and liabilities:
Income taxes	41.6	154.0
Deferred revenue	(15.5)	(37.9)
Other assets and liabilities	16.8	56.5
Net cash provided by operating activities	402.6	380.8
Cash flows from investing activities:
Capital maintenance expenditures	(30.2)	(23.0)
Capital project expenditures	(282.2)	(144.1)
Proceeds from sale of assets	195.7	279.0
Other	(2.3)	(7.3)
Net cash (used in) provided by investing activities	(119.0)	104.6
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	1,223.3	1,200.0
Repayments of borrowings under long-term debt obligations	(1,201.4)	(3.5)
Payment of dividends	(26.7)	(25.7)
Repurchase of common stock	(0.5)	(84.5)
Taxes paid related to net share settlement of stock awards	(13.2)	(13.2)
Debt issuance costs	(12.2)	(11.4)
Change in bank overdraft	(16.2)	(3.0)
Other	(0.8)	(0.2)
Net cash (used in) provided by financing activities	(47.7)	1,058.5
Cash flows from discontinued operations:
Operating activities of discontinued operations	0.5	—
Net increase in cash, cash equivalents and restricted cash	236.4	1,543.9
Cash, cash equivalents and restricted cash, beginning of period	204.7	355.6
Cash, cash equivalents and restricted cash, end of period	$441.1	$1,899.5

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
GAAP net income	$143.0	$339.3	$298.7	$381.4

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Rivers Des Plaines	—	(2.2)	—	(12.6)
Legal reserves and transaction costs related to Rivers Des Plaines	—	0.2	—	0.5
Other charges	(1.2)	—	(0.9)	1.0
Transaction, pre-opening, and other expense	16.2	5.6	22.9	15.2
Legal reserves	—	3.2	—	3.2
Asset impairments	24.5	—	24.5	4.9
Gain on Dispositions	—	(274.6)	(114.0)	(274.6)
Income tax impact on net income adjustments (a)	(10.1)	79.1	15.7	77.5
Total adjustments	29.4	(188.7)	(51.8)	(184.9)
Adjusted net income attributable to Churchill Downs Incorporated	$172.4	$150.6	$246.9	$196.5

Adjusted diluted EPS (b)	$2.24	$1.95	$3.23	$2.54

Weighted average shares outstanding - Diluted (b)	76.9	77.2	76.5	77.4

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(b)The number of shares have been adjusted for the stock split.

	Three Months Ended June 30,		Six Months Ended June 30
(in millions)	2023	2022	2023	2022
Total Handle
TwinSpires Horse Racing(a)	$635.1	$610.6	$1,045.7	$1,005.5
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$178.3	$174.2	$180.7	$176.2
Louisville	45.3	44.2	89.3	87.0
Northern Kentucky	17.3	8.4	43.6	19.2
Southwestern Kentucky	37.6	34.1	74.1	64.5
Western Kentucky	9.4	—	14.2	—
Virginia	94.6	—	192.3	—
New Hampshire	2.5	—	5.2	—
Total Live and Historical Racing	$385.0	$260.9	$599.4	$346.9

TwinSpires:	$137.4	$136.8	$232.2	$237.1

Gaming:
Florida	$26.0	$27.9	$52.1	$54.9
Iowa	24.0	—	48.5	—
Louisiana	33.8	37.2	77.9	78.7
Maine	29.5	29.4	57.2	56.2
Maryland	27.6	27.4	50.9	48.7
Mississippi	25.8	26.0	53.3	53.5
New York	44.6	—	89.1	—
Pennsylvania	34.6	36.4	66.9	69.6
Total Gaming	$245.9	$184.3	$495.9	$361.6
All Other	0.2	0.5	0.5	1.0
Net revenue from external customers	$768.5	$582.5	$1,328.0	$946.6

Intercompany net revenues:
Live and Historical Racing	$23.0	$15.0	$24.4	$16.2
TwinSpires	1.7	1.7	3.3	2.8
Gaming	2.0	0.2	3.6	2.1
All Other	—	—	—	—
Eliminations	(26.7)	(16.9)	(31.3)	(21.1)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$40.2	$117.5	$3.2	$160.9	$—	$160.9
Historical racing(a)	184.1	—	7.0	191.1	—	191.1
Racing event-related services	136.7	—	1.5	138.2	—	138.2
Gaming(a)	2.5	1.2	206.9	210.6	—	210.6
Other(a)	21.5	18.7	27.3	67.5	0.2	67.7
Total	$385.0	$137.4	$245.9	$768.3	$0.2	$768.5

	Three Months Ended June 30, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$46.5	$118.4	$5.5	$170.4	$—	$170.4
Historical racing(a)	78.4	—	1.3	79.7	—	79.7
Racing event-related services	121.9	—	0.2	122.1	—	122.1
Gaming(a)	—	6.2	158.1	164.3	—	164.3
Other(a)	14.1	12.2	19.2	45.5	0.5	46.0
Total	$260.9	$136.8	$184.3	$582.0	$0.5	$582.5
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $12.3 million for the three months ended June 30, 2023 and $7.7 million for the three months ended June 30, 2022.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited

	Six Months Ended June 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$51.2	$196.9	$14.8	$262.9	$—	$262.9
Historical racing(a)	369.4	—	13.0	382.4	—	382.4
Racing event-related services	137.7	—	3.4	141.1	—	141.1
Gaming(a)	5.1	5.6	412.4	423.1	—	423.1
Other(a)	36.0	29.7	52.3	118.0	0.5	118.5
Total	$599.4	$232.2	$495.9	$1,327.5	$0.5	$1,328.0

	Six Months Ended June 30, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$52.1	$199.9	$18.4	$270.4	$—	$270.4
Historical racing(a)	152.0	—	1.3	153.3	—	153.3
Racing event-related services	122.4	—	0.6	123.0	—	123.0
Gaming(a)	—	16.5	309.0	325.5	—	325.5
Other(a)	20.4	20.7	32.3	73.4	1.0	74.4
Total	$346.9	$237.1	$361.6	$945.6	$1.0	$946.6

(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $24.5 million for the six months ended June 30, 2023 and $14.8 million for the six months ended June 30, 2022.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended June 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$408.0	$139.1	$247.9	$795.0	$0.2	$(26.7)	$768.5

Taxes and purses	(85.4)	(7.0)	(81.7)	(174.1)	—	—	(174.1)
Marketing and advertising	(12.1)	(5.3)	(9.0)	(26.4)	(0.1)	0.1	(26.4)
Salaries and benefits	(30.3)	(7.5)	(39.5)	(77.3)	—	—	(77.3)
Content expense	(2.0)	(68.7)	(2.7)	(73.4)	—	26.5	(46.9)
Selling, general and administrative expense	(7.3)	(2.7)	(10.3)	(20.3)	(16.8)	0.4	(36.7)
Other operating expense	(47.6)	(14.0)	(30.0)	(91.6)	(0.4)	(0.3)	(92.3)
Other income	0.2	—	48.7	48.9	—	—	48.9
Adjusted EBITDA	$223.5	$33.9	$123.4	$380.8	$(17.1)	$—	$363.7

	Three Months Ended June 30, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$275.9	$138.5	$184.5	$598.9	$0.5	$(16.9)	$582.5

Taxes and purses	(59.6)	(7.2)	(68.2)	(135.0)	—	—	(135.0)
Marketing and advertising	(6.4)	(5.0)	(3.7)	(15.1)	(0.1)	—	(15.2)
Salaries and benefits	(18.9)	(6.9)	(23.5)	(49.3)	—	—	(49.3)
Content expense	(1.0)	(68.1)	(2.2)	(71.3)	—	16.4	(54.9)
Selling, general and administrative expense	(3.0)	(2.6)	(6.7)	(12.3)	(13.6)	0.5	(25.4)
Other operating expense	(23.2)	(14.8)	(22.2)	(60.2)	(0.2)	—	(60.4)
Other income	0.1	—	48.8	48.9	—	—	48.9
Adjusted EBITDA	$163.9	$33.9	$106.8	$304.6	$(13.4)	$—	$291.2

Adjusted EBITDA by segment is comprised of the following:

	Six Months Ended June 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other		Eliminations	Total
Revenue	$623.8	$235.5	$499.5	$1,358.8	$0.5	$0	$(31.3)	$1,328.0
	—	—	—		—	0	—
Taxes and purses	(141.9)	(12.0)	(165.3)	(319.2)	—	0	—	(319.2)
Marketing and advertising	(20.3)	(6.7)	(17.6)	(44.6)	(0.1)	0	0.3	(44.4)
Salaries and benefits	(52.1)	(13.7)	(74.0)	(139.8)	—	0	—	(139.8)
Content expense	(3.5)	(111.7)	(4.5)	(119.7)	—	0	30.4	(89.3)
Selling, general and administrative expense	(16.0)	(5.1)	(22.5)	(43.6)	(35.1)	0	0.6	(78.1)
Other operating expense	(84.6)	(24.0)	(60.0)	(168.6)	(0.5)	0	—	(169.1)
Other income	0.2	1.0	97.3	98.5	—	0	—	98.5
Adjusted EBITDA	$305.6	$63.3	$252.9	$621.8	$(35.2)		$—	$586.6

	Six Months Ended June 30, 2022
(in millions)	Live and Historical Racing		TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$363.1	0	$239.9	$363.7	$966.7	$1.0	$(21.1)	$946.6
	0	0	0	0		0	0
Taxes and purses	(86.4)	0	(14.7)	(135.5)	(236.6)	—	—	(236.6)
Marketing and advertising	(9.3)	0	(10.1)	(7.2)	(26.6)	(0.1)	—	(26.7)
Salaries and benefits	(29.8)	0	(13.6)	(47.4)	(90.8)	—	—	(90.8)
Content expense	(1.6)	0	(111.2)	(3.7)	(116.5)	—	20.3	(96.2)
Selling, general and administrative expense	(6.3)	0	(5.2)	(13.3)	(24.8)	(28.5)	0.8	(52.5)
Other operating expense	(38.0)	0	(27.1)	(42.2)	(107.3)	(0.4)	—	(107.7)
Other income	0.1	0	—	83.5	83.6	—	—	83.6
Adjusted EBITDA	$191.8		$58.0	$197.9	$447.7	$(28.0)	$—	$419.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income and comprehensive income	$143.0	$339.3	$298.7	$381.4

Additions:
Depreciation and amortization	41.8	26.1	79.7	51.2
Interest expense, net	65.2	35.1	129.9	56.4
Income tax provision	56.2	140.6	109.4	157.1
EBITDA	$306.2	$541.1	$617.7	$646.1

Adjustments to EBITDA:
Stock-based compensation expense	$8.1	$7.4	$16.7	$14.4
Legal reserves	—	3.2	—	3.2
Pre-opening expense	3.2	2.6	6.4	4.7
Arlington exit costs	5.9	1.8	9.3	4.3
Other expenses, net	6.6	—	6.9	—
Transaction expense, net	0.5	1.2	0.3	6.2
Asset impairments	24.5	—	24.5	4.9
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9.9	10.5	19.7	21.6
Changes in fair value of Rivers Des Plaines' interest rate swaps	—	(2.2)	—	(12.6)
Rivers Des Plaines' legal reserves and transaction costs	—	0.2	—	0.5
Other charges and recoveries, net	(1.2)	—	(0.9)	1.0
Gain on sale of assets	—	(274.6)	(114.0)	(274.6)
Total adjustments to EBITDA	57.5	(249.9)	(31.1)	(226.4)
Adjusted EBITDA	$363.7	$291.2	$586.6	$419.7

Adjusted EBITDA by segment:
Live and Historical Racing	$223.5	$163.9	$305.6	$191.8
TwinSpires	33.9	33.9	63.3	58.0
Gaming	123.4	106.8	252.9	197.9
Total segment Adjusted EBITDA	380.8	304.6	621.8	447.7
All Other	(17.1)	(13.4)	(35.2)	(28.0)
Total Adjusted EBITDA	$363.7	$291.2	$586.6	$419.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Net revenue	$218.7	$214.6	$439.3	$391.8

Operating and SG&A expense	135.0	130.7	272.2	248.9
Depreciation and amortization	5.9	6.3	11.6	11.6
Total operating expense	140.9	137.0	283.8	260.5
Operating income	77.8	77.6	155.5	131.3
Interest and other expense, net	(10.7)	(7.3)	(21.6)	(3.2)
Net income	$67.1	$70.3	$133.9	$128.1

	Summarized Balance Sheet
(in millions)	June 30, 2023	December 31, 2022
Assets
Current assets	$86.4	$91.0
Property and equipment, net	342.5	345.7
Other assets, net	264.4	265.0
Total assets	$693.3	$701.7

Liabilities and Members' Deficit
Current liabilities	$107.3	$97.9
Long-term debt	846.4	838.6
Other liabilities	0.4	0.2
Members' deficit	(260.8)	(235.0)
Total liabilities and members' deficit	$693.3	$701.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Paddock Project	May 2024	$185 - $200
Derby City Gaming Downtown	Property Build Out	Fourth Quarter 2023	$90
Rosie's Emporia HRM Entertainment Venue	Property Build Out	Third Quarter 2023	$30
Ellis Park and Eastern Daviess County Annex	Property Build Out	TBD	TBD
Dumfries Project	Property Build Out	Second Quarter 2024	$400
New Hampshire HRM Facility	Property Build Out	2024	Up to $150

Gaming Segment
Fair Grounds and VSI	HRMs in OTBs	2023	$35
Terre Haute Casino Resort	Property Build Out	Second Quarter 2024	Up to $290